Exhibit 10.1

                                                                  Execution Copy




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                          SECURITIES PURCHASE AGREEMENT



                                  by and among


                               Cubic Energy, Inc.


                                       and


                               CERTAIN PURCHASERS
                                IDENTIFIED HEREIN






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                          Dated as of December 12, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



ARTICLE I. DEFINITIONS.........................................................1
   Section 1.1   Defined Terms.................................................1
   Section 1.2   Accounting Procedures and Interpretation......................6


ARTICLE II. PURCHASE AND SALE OF SECURITIES....................................7
   Section 2.1   Purchase and Sale of Securities...............................7
   Section 2.2   Consideration for Securities..................................7
   Section 2.3   Escrow Agreement..............................................7


ARTICLE III. CLOSING...........................................................7
   Section 3.1   Closing.......................................................7
   Section 3.2   Condition to Each Party's Obligations.........................7
   Section 3.3   Conditions to the Company's Obligations.......................8
   Section 3.4   Conditions to Each Purchaser's Obligations....................8
   Section 3.5   Deliveries at Closing.........................................8
   Section 3.6   Independent Nature of Purchasers' Obligations and Rights.....10


ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................10
   Section 4.1   Organization of the Company..................................10
   Section 4.2   Capitalization of the Company................................11
   Section 4.3   Authorization of Issuance....................................11
   Section 4.4   Due Authorization............................................11
   Section 4.5   No Conflict..................................................12
   Section 4.6   Consents and Approvals.......................................12
   Section 4.7   Subsidiaries.................................................12
   Section 4.8   SEC Filings; Interim Financial Statements....................13
   Section 4.9   Absence of Undisclosed Liabilities...........................14
   Section 4.10  Absence of Certain Changes...................................14
   Section 4.11  Compliance With Laws.........................................14
   Section 4.12  Litigation...................................................15
   Section 4.13  Employee Benefit Plans and Other Agreements..................15
   Section 4.14  Taxes........................................................15
   Section 4.15  Oil and Gas Properties; Reserve Reports......................16
   Section 4.16  Environmental Matters........................................18
   Section 4.17  Insurance....................................................19
   Section 4.18  Title to Assets..............................................19
   Section 4.19  Condition of Tangible Assets.................................19



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

   Section 4.20  Labor Matters................................................20
   Section 4.21  Intellectual Property........................................20
   Section 4.22  No Brokers...................................................20
   Section 4.23  Affiliated Transactions......................................20
   Section 4.24  Reporting Status; Eligibility to Use Form SB-2...............21
   Section 4.25  Representations Complete.....................................21


ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.......................21
   Section 5.1   Standing of Purchaser........................................21
   Section 5.2   Due Authorization............................................21
   Section 5.3   Purchase for Investment......................................22
   Section 5.4   No Legal, Tax or Investment Advice...........................22
   Section 5.5   No Brokers...................................................23


ARTICLE VI. COVENANTS.........................................................23
   Section 6.1   Continuing Operations........................................23
   Section 6.2   Press Releases...............................................24
   Section 6.3   Financial Statements, Reports, Etc...........................24
   Section 6.4   Use of Proceeds..............................................25
   Section 6.5   Continued Eligibility to Use Form SB-2 or S-3................25
   Section 6.6   Listing......................................................25
   Section 6.7   Legend.......................................................25
   Section 6.8   Confidentiality..............................................26
   Section 6.9   Issuance of Warrants.........................................26
   Section 6.10  Disclosure of Affiliated Transactions........................26
   Section 6.11  Capitalization...............................................27


ARTICLE VII. INDEMNIFICATION..................................................27
   Section 7.1   Survival of Representations, Etc.............................27
   Section 7.2   Indemnification by the Company...............................27
   Section 7.3   Defense of Claims............................................27


ARTICLE VIII. MISCELLANEOUS...................................................28
   Section 8.1   Termination..................................................28
   Section 8.2   In the Event of Termination..................................28
   Section 8.3   Expenses.....................................................28
   Section 8.4   Injunctive Relief............................................29
   Section 8.5   Assignment...................................................29
   Section 8.6   Notices......................................................29
   Section 8.7   Choice of Law; Venue.........................................30
   Section 8.8   Interpretation of Provisions.................................30
   Section 8.9   Entire Agreement; Amendments and Waivers;
                 No Side Agreements...........................................31
   Section 8.10  Acknowledgment...............................................31



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

   Section 8.11  Counterparts.................................................31
   Section 8.12  Invalidity...................................................31
   Section 8.13  Headings.....................................................31

Names, Addresses and Share Amounts of Purchasers.......................Exhibit A
Form of Escrow Agreement...............................................Exhibit B
Form of Registration Rights Agreement..................................Exhibit C
Form of Warrant........................................................Exhibit D
Form of Opinion........................................................Exhibit E
Form of Press Release..................................................Exhibit F




















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

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement"), dated as of December 12, 2005, is by and among Cubic Energy, Inc., a Texas corporation (the "Company"), and those individuals and entities identified on the signature page(s) to this Agreement (each a "Purchaser" and collectively the "Purchasers").

                                     RECITAL

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchasers, and each Purchaser desires severally to purchase from the Company, the number of shares ("Purchased Shares") of common stock, par value $0.05 per share ("Common Stock"), and Warrants to purchase the number of shares of Common Stock, in each case as listed opposite such Purchaser's name on Exhibit A, for the consideration as set forth in Section 2.2. The aggregate number of Purchased Shares being purchased is 2,500,000 shares and the aggregate number of Warrants being purchased is Warrants to purchase 1,000,000 shares of Common Stock.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

         "Affiliate" shall mean any entity controlling, controlled by or under common control with the Company. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act.

         "Agreement" shall mean this Securities Purchase Agreement, together with all schedules and exhibits referenced herein.

         "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or property is subject.

         "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended or restated, and as in effect on the date hereof.

         "Awards" means outstanding options to purchase, or restricted stock units convertible into, Common Stock of the Company or common stock of any of its Subsidiaries.




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

         "Board of Directors" means the Board of Directors of the Company as it may be constituted from time to time.

         "Business Day" means a day other than a Saturday or Sunday or a legal holiday for commercial banks located in Dallas, Texas.

         "Bylaws" means the Bylaws of the Company as in effect on the date hereof.

         "Claim" has the meaning set forth in Section 7.3 of this Agreement.

         "Claim Notice" has the meaning set forth in Section 7.3 of this Agreement.

         "Closing" has the meaning set forth in Section 3.1 of this Agreement.

         "Closing Date" means December 12, 2005, or such other date two (2) business days immediately following the date on which each Purchaser notifies the Company that the conditions to each of the Purchaser's obligations to Closing have been satisfied in the sole and absolute discretion of such Purchaser.

         "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Common Stock" has the meaning set forth in the recitals of this Agreement.

         "Confidential Private Placement Memorandum" has the meaning set forth in Section 4.8(d) of this Agreement.

         "Disclosure Letter" means a letter delivered by the Company to the Purchasers which provides exceptions, qualifications and other information relating to the Company's representations and warranties.

         "Employee Plans" means all Multiemployer Plans, Pension Plans and Welfare Plans.

         "Encumbrance" means any claim, lien, pledge, easement, security interest or encumbrance of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

         "Environmental Conditions" means the Release or threatened Release of any Hazardous Material (whether or not upon a Facility or any former facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which the Company is reasonably expected to be, or to become, liable to any Person, or by reason of which any Facility, any former facility or any of the assets of the Company is reasonably expected to be subjected to any Encumbrances.

         "Environmental Laws" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees, or other requirement of any Governmental Entity



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

regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as is now in effect.

         "Environmental   Permits"   means  any  and  all   permits,   licenses,
registrations, notifications, exemptions and any other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, a member of an "affiliated service group" with, or otherwise required to be aggregated with the Company, as set forth in Section 414(b), (c),
(m) or (o) of the Code.

         "Escrow Agent" has the meaning set forth in Section 2.3(a) of this Agreement.

         "Escrow Agreement" means the escrow agreement by and among the Escrow Agent and the Purchasers in the form attached hereto as Exhibit B.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC thereunder.

         "Facilities" means the offices and buildings and all other real property which are owned, leased or operated by the Company or any Subsidiary.

         "Fixtures  and  Equipment"  means  all  of  the  furniture,   fixtures,
furnishings, machinery and equipment owned by the Company or any Subsidiary.

         "GAAP" has the meaning set forth in Section 4.8 of this Agreement.

         "Governmental Entity" means with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company or a Subsidiary of the Company means a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

         "Hazardous Materials" means any hazardous substance, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.




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

         "Interim Period" has the meaning set forth in Section 6.1 of this Agreement.

         "IRS" has the meaning set forth in Section 4.13(b)(i)(C) of this Agreement.

         "Knowledge of the Company" (or similar language to that effect) means to the knowledge, after due inquiry, of any executive officer of the Company.

         "Losses" has the meaning set forth in Section 7.2 of this Agreement.

         "Material Adverse Effect" or "Material Adverse Change" shall mean an event, occurrence or condition that has had, or would be reasonably expected to have, a material adverse change or effect on the business, condition (financial or otherwise), operating prospects, assets, liabilities, or results of operations of the Company or its Subsidiaries, taken as a whole, other than as a result of (i) changes generally adversely affecting the economy or (ii) changes in prices for oil and natural gas.

         "Multiemployer Plan" means with respect to the Company and any of its Subsidiaries any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) to which the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries maintains, administers, contributes or is required to contribute and (B) which covers any employee or former employee of the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries (with respect to their relationship with such entities).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means with respect to the Company and any of its Subsidiaries any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries maintains, administers, contributes to or is required to contribute to and (B) which covers any current employee or former employee, director or consultant of the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries (with respect to their relationship with such entities).

         "Permits" means with respect to the Company and its Subsidiaries, any licenses, permits, variances, waivers, grants, franchises, concessions, orders, consents, approvals, registrations, authorizations, qualifications, filings or approvals of any Governmental Entity required for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its business as currently conducted entity.

         "Permitted Encumbrances" means any (i) mechanic's or materialmen's lien or similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith, (ii) Encumbrances for Taxes not yet due and payable or which are being contested in good faith, (iii) easements, rights-of-way, servitudes, exceptions, encroachments, reservations, restrictions, covenants, conditions or limitations which do not in the aggregate



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

materially interfere with or impair the operation, value or use of the properties affected thereby for the purposes for which they have been used by the Company or its Subsidiaries in the ordinary course of its business, and (iv) zoning and other land use laws.

         "Permitted  Oil and Gas  Encumbrances"  has the  meaning  set  forth in
Section 4.15(b).

         "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate or government or any agency, instrumentality or political subdivision thereof, or any other form of entity or organization.

         "Private Placement Legend" has the meaning set forth in Section 6.7(a) of this Agreement.

         "Proceeding" means any action, suit or proceeding by or before any Governmental Entity, whether civil, criminal, administrative, arbitrative or investigative or any appeal in such an action, suit or proceeding.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proprietary Rights" has the meaning set forth in Section 4.21(a) of this Agreement.

         "Purchaser  Indemnified  Parties"  has the meaning set forth in Section
7.2 of this Agreement.

         "Purchased Shares" has the meaning set forth in the recitals of this Agreement.

         "Registration Rights Agreement" means the registration rights agreement by and among the Company and the Purchasers in the form attached hereto as Exhibit C.

         "Release" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Filings" means all forms, reports, schedules, statements and other documents required to be filed by the Company under the Securities Act, Exchange Act and the rules and regulations promulgated thereunder.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of



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

determination thereof, has an ownership interest and 100% of the revenue of which is included in the consolidated financial reports of such Person consistent with GAAP.

         "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, including any interest, penalty or addition thereto, whether disputed or not, imposed by any Governmental Authority or arising under any Tax law or agreement.

         "Taxpayer" has the meaning set forth in Section 4.14 of this Agreement.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) relating to Taxes, including without limitation all information returns, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

         "Third Party Notice" has the meaning set forth in Section 7.3 of this Agreement.

         "Transaction" means, taken together, the transactions contemplated under this Agreement.

         "Warrants" means the warrants to purchase Common Stock of the Company issued to each Purchaser at the Closing Date, the form of which is attached as Exhibit D.

         "Warrant Shares" means the shares of Common Stock or other securities issuable upon the exercise of the Warrants.

         "Welfare Plan" means, with respect to the Company and any of its Subsidiaries, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which the Company and any of its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (B) which covers any employee or former employee of the Company and its Subsidiaries (with respect to their relationship with such entities).

         Section 1.2 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-QSB promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.




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

                                   ARTICLE II.
                         PURCHASE AND SALE OF SECURITIES

         Section 2.1 Purchase and Sale of Securities. Upon the terms and subject to the conditions contained herein, on the Closing Date, the Company will issue and sell to each Purchaser, and each Purchaser will severally purchase from the Company, that number of the Purchased Shares and a Warrant to purchase a number of shares of Common Stock as set forth opposite such Purchaser's name on Exhibit A hereto. The obligation of each Purchaser under this Agreement is several and not joint and is independent of the obligation of each other Purchaser, and the failure of, or the Company's waiver of, performance by any Purchaser does not excuse performance by any other Purchaser or the Company.

         Section 2.2 Consideration for Securities. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Purchased Shares and Warrants, on the Closing Date, each Purchaser shall pay to the Company by wire transfer of immediately available funds, the cash purchase price set forth opposite such Purchaser's name on Exhibit A hereto.

         Section 2.3 Escrow Agreement.

         (a) Concurrently with the execution of this Agreement, each Purchaser shall make a deposit with Colonial Bank, N.A. (the "Escrow Agent") equal to the cash purchase price set forth opposite such Purchaser's name on Exhibit A hereto, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Upon Closing, the funds held in escrow shall be distributed to the Company at the direction of each Purchaser as payment of such Purchaser's purchase price.

         (b) Concurrently with the execution of this Agreement, the Company shall deliver the Purchased Shares and Warrants to Haynes and Boone, LLP to be held at the offices of Haynes and Boone, LLP, until distributed to the Purchasers at Closing. In the event this Agreement is terminated prior to Closing, the Purchased Shares and Warrants will be returned to the Company.

                                  ARTICLE III.
                                     CLOSING

         Section 3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. Central Time on the Closing Date at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202-3789, unless the parties hereto otherwise agree.

         Section 3.2 Condition to Each Party's Obligations. Neither party shall be obligated to consummate the transactions contemplated hereby if, on or prior to the Closing Date, (i) any statute, rule, order, decree or regulation shall have been enacted or promulgated, or any action shall have been taken, by or before any Governmental Entity of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the



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

transactions contemplated hereby illegal or (ii) there shall be any pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder.

         Section 3.3 Conditions to the Company's Obligations. The obligations of the Company to consummate the transactions contemplated hereby on the Closing Date with a Purchaser shall be subject to the satisfaction or waiver on the Closing Date, of the condition that (i) each representation and warranty of such Purchaser contained in this Agreement shall be true and correct in all material respects (unless such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) (A) on the date hereof and (B) at and as of the Closing Date, as if such representations and warranties were made by such Purchaser at and as of the Closing Date and (ii) the Company shall have received adequate assurance from the Purchasers or Petro Capital Advisors, LLC that $2,000,000 in good funds, representing the aggregate consideration for the Purchased Shares and Warrants subscribed for hereunder, will be available on the Closing Date.

         Section 3.4 Conditions to Each Purchaser's Obligations. The obligation of each Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver by such Purchaser on the Closing Date of each of the following conditions:

         (a) Representations, Warranties and Covenants. Each representation and warranty of the Company contained in this Agreement shall be true and correct in all material respects (unless such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) (i) on the date hereof and (ii) at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date. The Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to such Purchaser a certificate (signed by the President and Chief Executive Officer of the Company) to the foregoing effect.

         (b) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to each such Purchaser and its counsel, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as reasonably requested.

         (c) No Adverse Changes. Since June 30, 2005, there shall not have occurred any Material Adverse Change, except as disclosed in the SEC Filings.

         (d) Due  Diligence.(e)  Each of the Purchasers shall have completed its
due  diligence  investigation  to  its  satisfaction,   as  determined  in  such
Purchaser's sole and absolute discretion.

         (f) Closing Deliveries. The Company shall have made the Closing deliveries described in Section 3.5.

         Section 3.5 Deliveries at Closing. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Purchaser:

         (a) The Purchased Shares. The Company shall deliver to each Purchaser the Purchased Shares purchased by such Purchaser by delivery of certificates evidencing such Purchased Shares meeting all of the requirements of Texas law and the Company's Articles of Incorporation and Bylaws, free and clear of any Encumbrances of any other Person and (subject to the terms of this Agreement) such Purchaser will make payment to the Company of such Purchaser's purchase price by wire transfer of immediately available funds to the Company's account as specified by the Company to such Purchaser in writing.

         (b) Opinions of Counsel. The Company shall have delivered to the Purchasers the opinions of Gardere Wynne Sewell LLP, counsel for the Company, with respect to the matters set forth in Exhibit E.

         (c) Certificates. The Purchasers and shall have received the following certificates:

                  (i) The Company shall furnish the Purchasers with such certificates of the Chief Executive Officer and the Secretary of the Company and others to evidence compliance with the conditions set forth in this Section 3.5 as may be reasonably requested by the Purchasers.

                  (ii) The Company shall furnish the Purchasers with a certificate of the Company's transfer agent certifying as to the number of issued and outstanding shares of capital stock of the Company as of the Closing Date.

         (d) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

                  (i) (A) the Certificate of Good Standing of the Company, certified as of a recent date by the Comptroller of Public Accounts of the State of Texas, and (B) a Certificate of Existence of the Company, certified as of a recent date by the Secretary of State of the State of Texas as to the existence of the Company in Texas and listing all documents of the Company on file with said Secretary;

                  (ii) a certificate of the Secretary of the Company dated the Closing Date, addressed to such Purchaser and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the issuance, sale and delivery of the Purchased Shares and the Warrants and the reservation, issuance and delivery of the Warrant Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (C) the incumbency and specimen signature of each officer of the Company executing any of this Agreement, the Registration Rights Agreement and the Warrants, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the Secretary; and

                  (iii)  such   additional   supporting   documents   and  other
         information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

         (e) Registration Rights Agreement. The Company shall have duly executed and delivered to such Purchaser a counterpart of the Registration Rights Agreement.

         (f) Warrants. The Company shall have duly executed and delivered to such Purchaser the Warrants being purchased by such Purchaser.

         Section 3.6 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement, the Registration Rights Agreement and the Warrants are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement, the Registration Rights Agreement or the Warrants. Nothing contained herein or in any of the Registration Rights Agreement or the Warrant, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, the Registration Rights Agreement or the Warrants. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this agreement or out of the Registration Rights Agreement or Warrant, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce each Purchaser to purchase such Purchaser's Purchased Shares and Warrants, the Company represents and warrants to each Purchaser that, except as set forth in the Disclosure Letter, as follows:

         Section 4.1 Organization of the Company. The Company is a corporation legally incorporated, duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease, and operate its Properties and to carry on its business as presently being conducted. No actions or proceedings to dissolve the Company are pending or, to the Knowledge of the Company, threatened. The copies of the Articles of Incorporation and Bylaws heretofore delivered by the Company to the Purchasers are accurate and complete as of the date of this Agreement. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so taken in the aggregate would not have a Material Adverse Effect.

         Section 4.2 Capitalization of the Company.

         (a) The authorized capital stock of the Company as of the date hereof, consists solely of 50,000,000 shares of Common Stock, $0.05 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of the Closing Date, (i) 35,200,626 shares of Common Stock were issued and outstanding,
(ii) 3,750,000 shares of Common Stock were reserved for issuance upon exercise of Awards (whether vested or unvested as of the date hereof), (iii) 2,635,000 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants, and (iv) 4,246,375 shares of Common Stock were reserved for issuance upon conversion of outstanding convertible notes. All outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Confidential Private Placement Memorandum and were issued in compliance with the Securities Act and applicable state securities laws, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, any preemptive or similar rights.

         (b) Except as set forth in Section 4.2(a), or as contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; or (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from the Company, and no obligation of the Company to issue or sell any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses (i)-(iii) of the preceding sentence. Except as provided in this Agreement, there are no restrictions upon the voting or transfer of any share of the capital stock or other voting securities of the Company pursuant to the Articles of Incorporation, the Bylaws or other governing documents or any agreement or other instrument to which the Company is a party, other than restricted stock held by certain employees.

         Section 4.3 Authorization of Issuance. When acquired by a Purchaser as provided in this Agreement, the Purchased Shares to be acquired by each Purchaser from the Company will be duly authorized and validly issued, fully paid and non-assessable and not subject to, or issued in violation of, any preemptive or similar rights, and the Warrant Shares will be duly authorized and reserved for issuance, and, upon issuance thereof upon the exercise of the Warrants in accordance with their terms will be validly issued, fully paid and non-assessable and not subject to, or issued in violation of, any preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers, the issuance of the Purchased Shares to the Purchasers at the Closing and the issuance of the Warrant Shares upon the exercise of the Warrants will be exempt from the registration and prospectus delivery requirements of the Securities Act and similar requirements of applicable state securities laws.

         Section 4.4 Due Authorization. The Company has all required corporate power and authority to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement, perform its obligations thereunder, including the issuance of the Purchased Shares and Warrants, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Warrants and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement, the Warrants and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) laws and judicial decisions regarding indemnification for violations of federal securities laws.

         Section 4.5 No Conflict. The execution and delivery by the Company of this Agreement, the Warrants and the Registration Rights Agreement, and the
performance by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares and the Warrant Shares) do not and will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or the Bylaws, or the charter, articles of incorporation, bylaws, or other governing instruments of any Subsidiary, (ii) conflict with or result in a material violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default or event of default under, give rise (with or without the giving of notice or the passage of time or both) to any loss of benefit, or of any right of termination, cancellation, or acceleration under, or require any consent under any contract that would have a Material Adverse Effect, (iii) result in the creation or imposition of any material Encumbrance upon the Properties of the Company or any Subsidiary, or (iv) violate in any material respect any Applicable Law binding upon the Company or any Subsidiary.

         Section 4.6 Consents and Approvals. No consent, approval, order, authorization of, or declaration, filing, or registration with, any Governmental Entity, or any consent of any other Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement, the Warrants or the Registration Rights Agreement, or the consummation of the Transaction, other than (i) as would not have a Material Adverse Effect or (ii) as is necessary for the Company to comply with the terms of the Registration Rights Agreement.

         Section 4.7 Subsidiaries.

         (a) Set forth on Schedule 4.7 is a complete and accurate list of all Subsidiaries of the Company. Each Subsidiary of the Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to own or lease and operate its Properties and to conduct its business as it is now being conducted. The Company has previously made available to the Purchasers copies of the organizational documents, each as amended to date, of each Subsidiary of the Company. Such copies are true, correct and complete and in full force and effect. Each such Subsidiary is duly licensed or qualified and in good standing in each jurisdiction in which its ownership or leasing and operation of its properties and assets and the conduct of its business as it is now being conducted requires such Subsidiary to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Set forth on
Schedule 4.7 is a list of the jurisdiction of incorporation, organization or formation of each such Subsidiary. None of the Company and the Subsidiaries of the Company own, or have the right to acquire, any shares of stock or any equity interest in any other corporation, partnership, joint venture or any other Person.

         (b) The outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or rights of first refusal or first offer. All of the capital stock or other equity interests of each Subsidiary of the Company is wholly-owned of record and beneficially by the Company or another wholly-owned Subsidiary and the ownership interests of the Company in each such Subsidiary are owned of record and beneficially by the Company (or another wholly-owned Subsidiary of the Company), free and clear of any Encumbrances other than Permitted Encumbrances.

         Section 4.8 SEC Filings; Interim Financial Statements.

         (a) Since June 30, 2002, the Company and its Subsidiaries have filed with the SEC all forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act and the Exchange Act. Each SEC Filing was prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act, the Exchange Act or other applicable federal securities laws and the rules and regulations promulgated thereunder, as applicable to such SEC Filing. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Filings (i) have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as described therein or the notes thereto), (ii) comply in all material respects as to form with applicable requirements and rules and regulations of the SEC with respect thereto and (iii) present fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the period indicated (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

         (b) Philip Vogel & Co. P.C., the Company's current public accounting firm, is an independent public accounting firm with respect to the Company and has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         (c) The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

         (d) The information included in or incorporation by reference in the Confidential Private Placement Memorandum dated as of November 8, 2005 (the "Confidential Private Placement Memorandum") in connection with the securities offering does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Closing Date, any event with respect to the Company shall occur which is required to be described in the Confidential Private Placement Memorandum in order for the Confidential Private Placement Memorandum not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, such event shall be so described, and an appropriate amendment or supplement shall be prepared by the Company.

         Section 4.9 Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations (whether absolute, contingent, liquidated or unliquidated, or due or to become due), except for (i) obligations and liabilities that have arisen in the ordinary course of business consistent with past practice and (ii) liabilities recorded on the Company's financial statements.

         Section 4.10 Absence of Certain Changes. Except to the extent specifically identified in the SEC Filings, since June 30, 2005, there has not occurred (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's currently outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's outstanding capital stock, (iv) (x) any granting by the Company or any of its Subsidiaries to any director or executive officer of the Company or any of its Subsidiaries of any material increase in compensation or material acceleration of benefits, (y) granting by the Company or any of its Subsidiaries to any director, executive officer of the Company or any of its Subsidiaries of any material increase in, or material acceleration of benefits in respect of, severance or termination pay, or pay in connection with a change of control of the Company or (z) any entry by the Company or any of its Subsidiaries into any employment, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting its assets, liability or business, except insofar as may have been required or permitted by GAAP.

         Section 4.11 Compliance With Laws. Except for matters that, in the aggregate, would not have a Material Adverse Effect, (i) the Company and its Subsidiaries are, and at all times during the past three years have been, in material compliance with all Applicable Laws; (ii) each of the Company and its Subsidiaries has obtained and holds all Permits necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets; (iii) neither the Company nor any of its Subsidiaries has received any written notice of any material violation of any Applicable Law, which has not been dismissed or otherwise disposed of; and (iv) neither the Company nor any of its Subsidiaries is charged or, to the Knowledge of the Company, threatened with, or, to the Knowledge of the Company, under investigation with respect to, any material violation of any Applicable Law relating to any material aspect of the business of the Company or any Subsidiary.

         Section 4.12 Litigation. Except to the extent expressly disclosed in the SEC Filings there are no Proceedings pending or, to the Knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) that are reasonably likely to have a Material Adverse Effect. As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages in connection with this Agreement or the transactions contemplated hereby.

         Section 4.13 Employee Benefit Plans and Other Agreements.

The Company has no (i) Employee Plans that cover present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities), (ii) Employee Plans that cover or have covered present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities) with respect to which any unsatisfied liability exists, and (iii) Pension Plans covered by Title IV of ERISA or Multiemployer Plans which cover or have covered within the past five (5) years present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities).

         Section 4.14 Taxes. Since January 1, 2002, except as specifically identified in the SEC Filings:

         (a) The Company and each of its Subsidiaries (hereinafter sometimes referred to collectively as the "Taxpayers" or individually as a "Taxpayer") have timely filed with the appropriate Tax authorities all Tax Returns required to be filed by each of them, and such Tax Returns are true, complete, and correct in all material respects.

         (b) The Taxpayers have duly paid in full all material Taxes that are payable by each such Taxpayer on or prior to the Closing Date, and have accrued Taxes for any period that begins prior to the Closing Date and ends after the Closing Date in the Taxpayers' financial records and in the financial statements contained in the SEC Filings to the extent that such Taxes are not required to be paid on or prior to the Closing Date.

         (c) There is no audit or other matter in controversy with respect to any Taxes due and owing by any Taxpayer, and there is no Tax deficiency or claim assessed or, to the Knowledge of the Company, proposed or threatened in writing against any Taxpayer, other than in respect of any such audits, controversies, deficiencies, assessments, or proposed assessments that are being contested in good faith and, if the amount in controversy exceeds $100,000, are disclosed in
Schedule 4.14.

         (d) The Taxpayers each have withheld all material Taxes required to have been withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose.

         (e) None of the Taxpayers (i) has waived any statutory period of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than in the case of any such waivers or extensions in respect of an assessment or deficiency of Tax the liability of which has been satisfied or settled or has expired, (ii) has filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations, or (iii) has any liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Internal Revenue Code under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, successor or by contract other than with respect to the other Taxpayers.

         (f) No claim has been made in any taxable year which remains open by an authority in a jurisdiction where a Taxpayer does not file Tax Returns that such Taxpayer is or may be subject to taxation by that jurisdiction.

         (g) None of the Taxpayers has agreed to or is required to make any adjustment pursuant to Internal Revenue Code Section 481(a) by reason of a change in accounting method initiated by such Taxpayer, and to the Knowledge of the Company, the IRS has not proposed any such adjustment or change in accounting method.

         (h) None of the Taxpayers has any obligation under any Tax allocation or sharing agreement, and after the Closing Date, no Taxpayer shall be a party to, bound by or have any obligation under any Tax allocation or sharing agreement or have any liability thereunder for amounts due in respect of periods prior to and including the Closing Date.

         (i) None of the Taxpayers (i) has made any payments, (ii) is obligated to make any payments (whether as a result of the transactions contemplated hereby or otherwise), and (iii) is a party to any agreement as of the Closing Date that could obligate it to make any payments, in each case, that will not be deductible under Internal Revenue Code Section 280G.

         Section 4.15 Oil and Gas Properties; Reserve Reports.

         (a) The Company has delivered to each Purchaser a copy of the reserve report ("Reserve Report") dated as of June 30, 2005, prepared by Netherland, Sewell & Associates, Inc., independent reserve engineers ("Reserve Engineers"), relating to the oil and gas reserves of the Company. The factual information underlying the estimates of the reserves of the Company, to the extent supplied by the Company to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Reports were prepared in accordance with customary industry practices; each of the Reserve Engineers were, as of the date of any Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of the reserves and intervening oil and gas price fluctuations, the Company is not as of the date hereof and as of the date of Closing will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report; estimates of such reserves and the present value of the future net cash flows therefrom in the Reserve Report comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act

         (b) Each of the Company and its Subsidiaries has good and marketable title to and is possessed of the oil and gas properties included in the Reserve Reports and acquired since the date of such report and has good title to all of its personal property including concessions, licenses, production sharing contracts, joint operating agreements, and gas contracts, free of any and all adverse claims, rights of others, liens, encumbrances, security interests, contracts, agreements, preferential purchase rights or other restrictions or limitations of any nature or kind except those which are Permitted Oil and Gas Encumbrances as defined below. All proceeds from the sale of the Company's or its Subsidiaries' share of the hydrocarbons being produced from its oil and gas properties are currently being paid in full to the Company or its Subsidiaries by the purchasers thereof on a timely basis in all material respects and none of such proceeds are currently being held in suspense by such purchaser or any other party. "Permitted Oil and Gas Encumbrances" means:

                  (i) the matters reflected in or otherwise disclosed by the provisions of this Agreement, or the matters referred to herein;

                  (ii) liens for taxes not yet delinquent;

                  (iii) mechanics' and materialmen's liens (and other similar liens), and liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business and which are not yet due or are being withheld by law or the validity of which is being contested in good faith by appropriate action;

                  (iv) preferential purchase rights and third party consents and transfer restrictions entered into in the ordinary course of business which affect the transferability of interests in the oil and gas properties;

                  (v) easements, rights-of-way, servitudes, exceptions, encroachments, reservations, restrictions, covenants, conditions or limitations which do not in the aggregate materially interfere with or impair the operation, value or use of the oil and gas properties affected thereby for the purposes for which they have been used by the Company or its Subsidiaries in the ordinary course of its business;

                  (vi) rights reserved to, or vested in, or any obligations or duties affecting any of the oil and gas properties, to any public or governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality by the terms of any permit;

                  (vii) present or future zoning laws and ordinances;

                  (viii) third party interests and division orders and sales contracts entered into in the ordinary course of business containing such terms and provisions as are typical and customary for the oil and gas industry covering oil, gas or associated liquid or gaseous hydrocarbons, reversionary interests, similar burdens and all contractually binding arrangements to which the oil and gas properties are subject which do not in the aggregate materially interfere or impair the operation, value or use of any of the oil and gas properties for the purposes for which they have been used by the Company or its Subsidiaries in the ordinary course of its business;

                  (ix) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the assets of the Company and its Subsidiaries which individually or in the aggregate are not such as to interfere materially with the operation, value or use of any of the assets of the Company and its Subsidiaries, do not prevent the Company and its Subsidiaries from receiving the proceeds of production from any of the oil and gas properties;

                  (x) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any asset of the Company and its Subsidiaries in any manner, and all applicable laws, rules and orders of governmental authority, which do not in the aggregate materially interfere or impair the operation, value or use of any of the oil and gas properties for the purposes for which they have been used by the Company and its Subsidiaries in the ordinary course of its business; and

                  (xi) typical and customary agreements among owners of oil and gas interests relating to oil field operations and pipelines which do not in the aggregate materially interfere or impair the operation, value or use of any of the oil and gas properties for the purposes for which they have been used by the Company and its Subsidiaries in the ordinary course of its business.

         Section 4.16 Environmental Matters.

         (a) The Company and its Subsidiaries: (i) are in material compliance with all applicable Environmental Laws; and (ii) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased or otherwise operated by any of them.

         (b) The Company and its Subsidiaries have not received any written notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any material Environmental Condition.

         (c) To the Knowledge of the Company, Hazardous Materials have not been transported, disposed of or otherwise released, to or at any real property presently owned or leased by the Company or any of its Subsidiaries, or any other location, which Hazardous Materials are reasonably expected to (i) give rise to any material liability of the Company or any Subsidiary under any applicable Environmental Law, or (ii) interfere in any material respect with the Company's or any Subsidiary's continued operations.

         (d) Neither the Company nor any of its Subsidiaries is charged or, to the Knowledge of the Company, threatened with, or, to the Knowledge of the Company, under investigation with respect to, any material violation of any applicable Environmental Law relating to any material aspect of the business of the Company or any Subsidiary.

         Section 4.17 Insurance. The Disclosure Letter sets forth a list of all insurance policies held by, or for the benefit of, the Company and its Subsidiaries as of the date hereof, and further sets forth the name of the insurer, type of coverage, policy limits and deductibles and additional insureds, if any, and the annual premium for each such policy. Each of the Company and its Subsidiaries carry insurance with reputable insurers (except as to self-insurance) with respect to each of their respective properties and business, in such amounts and against such risks as is customarily maintained by other entities of similar size engaged in similar businesses (which may include self-insurance in amounts customarily maintained by companies similarly situated or has been maintained in the past by the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries has received any notice of cancellation or non-renewal of any insurance policies or binders set forth in the Disclosure Letter.

         Section 4.18 Title to Assets. Except for Permitted Encumbrances, the Company and its Subsidiaries have good and indefeasible title to, or valid and subsisting leasehold interests in, all tangible personal assets material to their business as currently conducted, and valid ownership or licensing rights to all intangible assets material to their businesses as currently conducted. Except for Permitted Encumbrances, none of the material assets is subject to any Encumbrance, except for Encumbrances which, individually or in the aggregate, are not material in amount and do not materially detract from the value of the property or assets of the Company and its Subsidiaries, taken as a whole, or materially interfere with the present use of such property or assets (taken as a whole). All such material leases are valid, binding and enforceable with respect to the Company and its Subsidiaries, to the extent each is a party thereto, in accordance with their terms (except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally, and (ii) general equitable principles) and are in full force and effect; no event of default has occurred which constitutes a material default thereunder on the part of the Company or any Subsidiary and to the Knowledge of the Company, no event has occurred which constitutes a material default thereunder by any other party.

         Section 4.19 Condition of Tangible Assets. The Facilities of the Company and its Subsidiaries and the Fixtures and Equipment taken as a whole are in a condition reasonably sufficient for the operation of the business of the Company and its Subsidiaries as presently conducted.

         Section 4.20 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or similar agreement with any labor union, collective bargaining unit or similar organization. There is no material unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company or any of its Subsidiaries. There is no labor strike or labor disturbance pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no material grievance currently being asserted against the Company or its Subsidiaries and neither the Company nor any Subsidiary has experienced since June 30, 2005, the assertion of a material grievance, a work stoppage or other labor difficulty.

         Section 4.21 Intellectual Property.

         (a) The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, tradenames, software, other intellectual property used in their businesses as presently conducted ("Proprietary Rights"), subject to the limitations contained in the agreements governing the use of the same. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the Transaction, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder. The Company and its Subsidiaries are in compliance in all material respects with the material licenses and agreements with respect to their Proprietary Rights.

         (b) The Proprietary Rights constitute all material intellectual property rights necessary to conduct the business as presently conducted. To the Knowledge of the Company, the use by the Company and its Subsidiaries of the Proprietary Rights does not infringe in any material respect on the intellectual property or other Proprietary Rights of any other Person, and, to the Knowledge of the Company, no other Person is infringing, in any material respects, on the Proprietary Rights.

         Section 4.22 No Brokers. Except for any fees payable to Petro Capital Advisors, LLC pursuant to Section 8.10 hereof, the Company has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the Transaction who might be entitled to a fee or commission from the Company in connection with the Transaction.

         Section 4.23 Affiliated Transactions. Except as specifically identified in the SEC Filings filed, and except for payments under an individual's compensation or other benefit arrangements with the Company or any of its Subsidiaries and reimbursement of expenses in the ordinary course of employment, none of the officers, directors or other Affiliates of the Company or any of its Subsidiaries or members of their families is, or at any time in the last three years has been, a party to any agreement, indebtedness or transaction with the Company or any of its Subsidiaries or is directly or indirectly interested in any contract with, or received payments from, the Company or any of its Subsidiaries other than (i) ordinary course employment arrangements between the Company and its Subsidiaries and their respective employees, (ii) payment of customary directors fees to directors of the Company (and reimbursement of related expenses) and (iii) transactions between or among the Company and its Subsidiaries. Except as specifically identified in the SEC Filings, neither the Company nor any of its Subsidiaries has guaranteed or assumed any obligations of their respective officers, directors or other Affiliates or members of any of their families.

         Section 4.24 Reporting Status; Eligibility to Use Form SB-2. The Common Stock is registered under Section 12(g) of the Exchange Act. The Company currently meets the "registrant eligibility" requirements set forth in the general instructions to Form SB-2 to enable the registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement).

         Section 4.25 Representations Complete. The representations and warranties made by the Company in this Agreement, and the statements made in any certificates furnished by the Company pursuant to this Agreement, taken as a whole, do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact or omit to state any material fact necessary in order to make such statements, taken as a whole, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows:

         Section 5.1 Standing of Purchaser. If such Purchaser is an entity, such Purchaser is duly formed or incorporated, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, and duly qualified and in good standing in all other jurisdictions in which it is required to so qualify.

         Section 5.2 Due Authorization.

         (a) If such Purchaser is an entity, such Purchaser has full corporate, partnership, trust, or other applicable power and authority to enter into this Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) laws and judicial decisions regarding indemnification for violations of federal securities laws.

         (b) If such Purchaser is not an entity, such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the Transaction and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) laws and judicial decisions regarding indemnification for violations of federal securities laws.

         Section 5.3 Purchase for Investment.

         (c) Such Purchaser has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Purchased Shares and the Warrants pursuant hereto, and such Purchaser has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Purchased Shares and the Warrants.

         (d) Such Purchaser is acquiring the Purchased Shares and Warrants solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and such Purchaser has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else any Purchased Shares or Warrants; and such Purchaser has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

         (e) Such Purchaser acknowledges and understands that (i) no registration statement relating to the Purchased Shares, the Warrants or the Warrant Shares has been filed with the SEC under the Securities Act or pursuant to the securities laws of any state; (ii) the Purchased Shares, the Warrants and the Warrant Shares cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (iii) the certificates representing the respective Purchased Shares will include a legend thereon that refers to the foregoing; and
(iv) the Company has no obligation or intention to register the Purchased Shares, the Warrants or the Warrant Shares under any federal or state securities act or law, except as provided in the Registration Rights Agreement.

         (f) Such Purchaser (i) is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Purchased Shares and the Warrants and to protect its own interest in connection with an investment in the Purchased Shares and the Warrants; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Purchased Shares and the Warrants to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Purchased Shares and the Warrants for an indefinite period of time.

         Section 5.4 No Legal, Tax or Investment Advice. Without otherwise limiting the representations and the warranties made in this Agreement, such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the

Purchased Shares or the Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares and the Warrants.

         Section 5.5 No Brokers. Purchaser has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the Transaction who might be entitled to a fee or commission in connection with the Transaction.

                                   ARTICLE VI.
                                    COVENANTS

         Section 6.1 Continuing Operations. From the date of this Agreement to the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 7.1 (the "Interim Period"), the Company and its Subsidiaries shall conduct their businesses in the ordinary and usual course consistent with past practices, and, neither the Company nor any Subsidiary shall, without the prior consent of Purchasers:

         (a) make any loans or advances to any Person in excess of $10,000 in the aggregate, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Company and its Subsidiaries conducted in the ordinary and usual course of business;

         (b) sell, lease, transfer or otherwise dispose of, all or substantially all of the assets of the Company or its Subsidiaries, taken as a whole (other than the sale of inventory in the ordinary course), or any equity securities of the Company or its Subsidiaries (other than the issuance of shares of Common Stock upon exercise of Awards or warrants currently outstanding);

         (c) approve or implement any employment severance arrangements (other than payments made under the Company's existing severance policy in accordance with past practice) or hire or discharge any executive officers; authorize or enter into any employment, severance, consulting services or other agreement with any directors, officers and executive management personnel or any of their Affiliates; or change the compensation or benefits provided to any director, officer, or employee as of September 30, 2005;

         (d) enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, other than in connection with cash management of the Company or in the ordinary course of business;

         (e) issue any shares of capital stock (other than shares of Common Stock issuable upon exercise of currently outstanding Awards or warrants);

         (f) declare or pay dividends on, or make any other distribution in respect of, any outstanding shares of the Company's capital stock or repurchase, redeem or otherwise retire for value any shares of its capital stock, other than shares of Common Stock acquired in connection with the cashless exercise of Awards; or

         (g) enter into a binding agreement to do any of the foregoing.

         Section 6.2 Press Releases. Except for the press release attached as Exhibit F, which the Company will issue promptly following the Closing, neither Purchasers nor the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld under the circumstances). The Company will file a Form 8-K with the SEC that contains the aforementioned press release and a copy of this Agreement as exhibits thereto, as well as any other disclosure related to the Transaction required by the Exchange Act, or the rules and regulations promulgated thereunder.

         Section 6.3 Financial Statements, Reports, Etc. The Company shall furnish to each Purchaser:

         (a) within ninety (90) days (including any extension pursuant to Rule 12b-25 of the Exchange Act) after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year and the related consolidated statements of income for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized regional standing selected by the Board of Directors of the Company, provided such accounting firm satisfies the SEC's qualifications for public accountants set forth in Rule 2-01 of Regulation S-X;

         (b) within forty five (45) days (including any extension pursuant to Rule 12b-25 of the Exchange Act) after the end of each of the first three fiscal quarters in each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income unaudited but prepared in accordance with GAAP and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter;

         (c) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 4.12 of this Agreement that could materially adversely affect the Company or any of its Subsidiaries, if any;

         (d) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

         (e) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its Subsidiaries as such Purchaser reasonably may request.

         Notwithstanding this Section 6.3, so long as the Company is required to make filings pursuant to the Exchange Act and makes such filings in a timely manner (including any extension pursuant to Rule 12b-25 of the Exchange Act), the Company shall be deemed to have furnished to the Purchasers the financial statements and other reports required by this Section 6.3.

         Section 6.4 Use of Proceeds.

The Company shall use the proceeds from the sale of the Purchased Shares and Warrants solely for (i) payment of a drilling deposit to Energy Drilling, Inc. in the aggregate amount of $830,000 related to drilling two wells on existing acreage of the Company and (ii) general working capital.

         Section 6.5 Continued Eligibility to Use Form SB-2 or S-3. Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonably necessary action to continue to meet the "registrant eligibility" requirements set forth in the general instructions to Form SB-2 to enable the registration of the Registrable Securities (as defined in the Registration Rights Agreement), and will file all reports required to be filed by the Company with the SEC in a timely manner so as to become eligible, and thereafter to maintain the "registrant eligibility" requirements, to use Form S-3.

         Section 6.6 Listing. So long as any Purchased Shares or Warrants remain outstanding, the Company shall use its best efforts to ensure that the Common Stock continues to be listed for trading on the OTC Bulletin Board, the NASDAQ Stock Market or the American Stock Exchange.

         Section 6.7 Legend.

         (a)  The  Purchaser   agrees  to  the  placement  on  the  certificates
representing the Purchased Shares and the Warrant Shares a legend (the "Private Placement Legend") substantially as set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         (b) The Private Placement Legend shall be removed from any such certificate if (i) the securities represented thereby are sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, (ii) there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as reasonably may be requested by the Company, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration and prospectus delivery requirements of the Securities Act, or (iii) the securities represented thereby may be resold pursuant to Rule 144(k) promulgated under the Securities Act.

         (c) Except for any legend required by Texas law, no legend other than the Private Placement Legend shall be placed on the certificates representing the Purchased Shares and the Warrant Shares without the consent of the Purchasers.

         Section 6.8 Confidentiality.

         (a) Without limiting the Purchasers' obligations under any Confidentiality Agreement with the Company, each of the Purchasers agrees, on behalf of itself and each of its Affiliates, directors, officers, employees and representatives, to keep confidential any confidential non-public information supplied to it by the Company or any of its Subsidiaries pursuant to this Agreement; provided that nothing herein shall limit the disclosure of such information (i) after such information shall have become public other than through a violation of this Section 6.8, (ii) to the extent required pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or otherwise in connection with any judicial or administrative proceeding (including, without limitation, in response to oral questions, interrogatories or requests for information or documents), (iii) to counsel, auditors, accountants or other representative for any of the Purchasers, so long as such persons are subject to an obligation of confidentiality for the benefit of the Company, (iv) to a Subsidiary, Affiliate, partner, director, officer or employee of such Purchaser provided that such parties have a need to know such information and are bound by provisions to maintain the confidentiality of such information as least as restrictive as this Section 6.8, or (v) to the extent such information has been independently developed by such Purchasers or its representative. Purchasers shall bear the burden of demonstrating the applicability of any of the exceptions set forth in clauses (i) - (v) of the previous sentence.

         (b) Unless specifically prohibited by applicable law or court order, each of the Purchasers shall, to the extent practical, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information by any governmental agency or representative thereof or pursuant to legal process, and shall consult with the Company on the advisability of the Company (at the Company's request) taking legally available steps to resist or narrow any such request. Such Purchaser shall be entitled to reimbursement from the Company for expenses incurred by it, including the fees and expense of counsel, in connection with any action taken pursuant to this Section 6.8.

         Section 6.9 Issuance of Warrants. At the Closing, the Company shall issue to each Purchaser Warrants, substantially in the form attached as Exhibit D, to purchase that number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A. The Company shall also issue to each Person, if any, as may be entitled thereto, additional warrants as may be required by the Registration Rights Agreement.

         Section 6.10 Disclosure of Affiliated Transactions. Except for the transactions contemplated by the Confidential Private Placement Memorandum and except to the extent otherwise disclosed in an SEC Filing, the Company shall document and promptly disclose to Purchasers any transaction with an Affiliate where the consideration, in cash or other tangible or intangible benefit to the Company, exceeds $5,000, or which otherwise must be disclosed pursuant to the

Securities Act, the Exchange Act or the rules and regulations promulgated thereunder.Section 6.11 Capitalization. If at any time after the Closing Date, it is determined that the number of issued and outstanding shares of capital stock of the Company on a fully diluted basis as of the Closing Date equals an amount greater than that amount represented by the Company under Section 4.2, the Company agrees to promptly issue each Purchaser that number of shares of Common Stock necessary for such Purchaser to maintain its same percentage ownership interest in the Company as determined by dividing the number of Purchased Shares and Warrant Shares set forth opposite such Purchaser's name on Exhibit A by the sum of (i) the number of shares of capital stock of the Company on a fully diluted basis set forth in Section 4.2 and (ii) the aggregate number of Purchased Shares and Warrant Shares subscribed for by the Purchasers hereunder.

                                  ARTICLE VII.
                                 INDEMNIFICATION

         Section 7.1 Survival of Representations, Etc. The representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing.

         Section 7.2 Indemnification by the Company. The Company shall indemnify and hold harmless each of the Purchasers and their respective Affiliates, directors, officers, advisors, agents and employees (the "Purchaser Indemnified Parties") from and against any and all demands, losses, damages, penalties, claims, liabilities, obligations, actions, causes of action, and expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), arising by reason of or resulting from (a) any breach of any warranty, representation, covenant or agreement of the Company contained in this Agreement, or in any certificate, instrument or document contemplated hereby or thereby, or (b) any cause of action, suit or claim brought against or made against such Indemnified Party and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement, the Warrants or the Registration Rights Agreement. The Company's aggregate liability under this Section 7.2 shall not exceed $2,000,000; provided, however, such limitation of liability shall not apply to Losses arising under or related to a breach of Section 4.2.

         Section 7.3 Defense of Claims. If a claim for Losses (a "Claim") is to be made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Article
VII. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen
(15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party. The
Indemnified Party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefore, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim and the indemnifying party shall have the right to participate therein at its own cost. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         Section 8.1 Termination. Prior to the Closing, this Agreement may be terminated:

         (a) by mutual written consent of the Company and the Purchasers;

         (b) by any Purchaser (as to such Purchaser) or the Company if the Closing shall not have occurred on or before December 31, 2005;

         (c) by any Purchasers (as to such Purchaser), if there is a material breach of any representation or warranty set forth in Article III hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement; or

         (d) by the Company, if there is a material breach of any representation or warranty set forth in Article IV hereof by a Purchaser pursuant to the terms of this Agreement.

         Section 8.2 In the Event of Termination. In the event of termination of this Agreement, no party hereto shall have any liability or further obligation to any other party under this Agreement (other than the obligations of the parties pursuant to Section 8.3), provided that no such termination shall relieve any party from liability relating to breach of this Agreement occurring prior to such termination.

         Section 8.3 Expenses. The Company hereby covenants and agrees to reimburse the Purchasers for reasonable and documented legal expenses of Haynes and Boone LLP, incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the

Warrants and the Transaction. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the Registration Rights Agreement or the Warrants, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         Section 8.4 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage may occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement to enforce specifically the provisions of this Agreement, in any court of the State of Texas, without the need to post a bond or other security, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         Section 8.5 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of the Purchasers or by any Purchaser, without the consent of the Company except by a Purchaser to an Affiliate of such Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

         Section 8.6 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:

                  If to the Company:

                  Cubic Energy, Inc.
                  9870 Plano Road
                  Dallas, Texas 75238
                  Attn: Jon S. Ross
                  Facsimile: (972) 681-9687

                  With a copy to:

                  Gardere Wynne Sewell LLP
                  1601 Elm Street, Suite 3000
                  Dallas, Texas 75201
                  Attn: David R. Earhart
                  Facsimile: (214) 999-3645

                  If to any Purchaser, to the address set forth immediately below such Purchaser's name on Exhibit A hereto.

                  With a copy to:

                  Haynes and Boone, LLP
                  1221 McKinney St., Suite 2100
                  Houston Texas 77010
                  Attn: Guy Young
                  Facsimile: (713) 236-5699

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

         All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Section 8.7 Choice of Law; Venue. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Texas, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. For any claim or cause of action arising under this Agreement, the parties consent to the exclusive jurisdiction of the state and federal courts sitting in Dallas County, Texas, and waive any objection based on jurisdiction or venue, including forum non conveniens; provided, however, to the extent any party seeks injunctive relief, it may file such action wherever in its sole discretion it believes relief might most effectively be obtained.

         Section 8.8 Interpretation of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. All references to a party in this Agreement shall include such party's successors and permitted assigns. The word "including" shall mean "including but not limited to." The terms "will" and "shall" shall be interpreted to have the same meaning. Words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the Company has an obligation under this Agreement, the Registration Rights Agreement or the Warrants, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Purchaser, such action shall be in such Purchaser's sole discretion unless otherwise specified in this Agreement. This Agreement, the Registration Rights Agreement and the Warrant have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. All indemnification obligations of the Company and the provisions of
Article VIII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing executed by all the parties to this Agreement referencing that individual Section, regardless of any purported general termination of this Agreement.

         Section 8.9 Entire Agreement; Amendments and Waivers; No Side Agreements. This Agreement, including all schedules attached hereto, the exhibits attached hereto, the Registration Rights Agreement and the Warrants, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchasers. Capitalized terms used in the Schedules but not defined therein shall have the respective meanings ascribed to such terms in this Agreement. There are no other Agreements by, among or between the Company or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among such parties.

         Section 8.10 Acknowledgment. Each Purchaser hereby acknowledges that Petro Capital Advisors, LLC (a) is going to receive a fee in the amount of seven and one-half percent (7.5%) of the aggregate purchase price paid by the Purchasers for the Purchased Shares and Warrants hereunder, such fee to be paid by the Company in cash at the Closing, and (b) has client relationships with, and has acted as financial advisor to, the Company and certain of the other Purchasers in transactions other than the transactions contemplated by this Agreement. Each Purchaser hereby agrees to clauses (a) and (b) above and waives any and all conflict of interest claims such Purchaser may have with respect thereto. The Company acknowledges the affiliate and client relationships of Petro Capital Advisors, LLC, and hereby waives any claim that Petro Capital Advisors, LLC has a conflict of interest or has failed to protect or consider the Company's interest in connection with the transactions contemplated herein.

         Section 8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.12 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         Section 8.13 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                                 CUBIC ENERGY, INC.



                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                                 PURCHASERS:


                                                 LEVY FAMILY PARTNERS, LLC

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________



                                                 _______________________________
                                                 PATRICK PARKER


                                                 BARGUS PARTNERSHIP


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________



                                                 _______________________________
                                                 EDWIN J. HAGERTY



                                                 _______________________________
                                                 ALBERT ADRIANI


                                                 PETRO CAPITAL HOLDINGS, LLC



                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                                 X-MEN, LLC


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                                 BARRY S. COHN IRREVOCABLE TRUST


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________



                                                 _______________________________
                                                 BRUCE GOLDSTEIN

                                    Exhibit A

                NAMES, ADDRESSES AND SHARE AMOUNTS OF PURCHASERS

--------------------------------- ----------------- ------------ ---------------
  Purchaser Name and Address      Purchased Shares    Warrant       Purchase
                                                       Shares        Price
--------------------------------- ----------------- ------------ ---------------
Levy Family Partners, LLC
415 N. LaSalle, Suite 700B
Chicago, Illinois 60610              625,000          250,000       $500,000
Facsimile: (312) 245-2805
--------------------------------- ----------------- ------------ ---------------
Patrick Parker
Scarbrough Building
101 W. 6th Street, Suite 610         250,000          100,000       $200,000
Austin, TX  78701
Facsimile: (512) 233-0925
--------------------------------- ----------------- ------------ ---------------
Bargus Partnership
664 South Evergreen Ave.
Woodbury Heights, NJ  08097          187,500           75,000       $150,000
Facsimile: (856) 845-1335
--------------------------------- ----------------- ------------ ---------------
Edwin J. Hagerty
13355 Noel Road, Suite 1400
Dallas, TX 75240                     125,000           50,000       $100,000
Facsimile: (972) 701-3091
--------------------------------- ----------------- ------------ ---------------
Albert Adriani
505 The Lane
Hinsdale, Illinois 60521             125,000           50,000       $100,000
Facsimile: (630) 230-0174
--------------------------------- ----------------- ------------ ---------------
Petro Capital Holdings, LLC
3838 Oak Lawn, Ste. 1775
Dallas, TX 75219                     125,000           50,000       $100,000
Facsimile: 214-661-7760
--------------------------------- ----------------- ------------ ---------------
X-Men, LLC
520 Lake Cook Road, Suite 105
Deerfield, IL  60015                 812,500          325,000       $650,000
Facsimile: (847) 282-5220
--------------------------------- ----------------- ------------ ---------------
Barry S. Cohn Irrevocable Trust
2505 Astor Court
Glenview, IL  60025                  187,500           75,000       $150,000
Facsimile: (847) 564-2808
--------------------------------- ----------------- ------------ ---------------
1934 Deercrest Lane
Northbrook, IL  60062                62,500            25,000       $50,000
Facsimile: (847) 509-9968
--------------------------------- ----------------- ------------ ---------------
TOTAL                               2,500,000        1,000,000     $2,000,000
--------------------------------- ----------------- ------------ ---------------

                                    Exhibit B

                                     FORM OF
                                ESCROW AGREEMENT

                                    Exhibit C

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

                                    Exhibit D

                                     FORM OF
                                     WARRANT

                                    Exhibit E

                                     FORM OF
                                  LEGAL OPINION


1. Based solely on a recently dated certificate of existence from the Secretary of State of the State of Texas and a good standing certificate from the Comptroller of Public Accounts of the State of Texas, the Company is validly existing as a corporation and in good standing under the laws of the State of Texas. The Company has all requisite corporate power to own, lease and operate its material properties and assets and conduct its business in all material respects as described in the Confidential Private Placement Memorandum.

2. The execution and delivery of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrant (collectively, the "Transaction Documents") and the consummation by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

3. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of its obligations thereunder do not result in (a) any violation by the Company of (i) the provisions of its Articles of Incorporation or Bylaws, (ii) any provision of applicable law that we, based on our experience, recognize as applicable to the Company in a transaction of this type (other than federal and state securities and blue sky laws, as to which we express no opinion other than as expressly set forth in paragraph 7 below), or (iii) to our knowledge, any order, writ, judgment or decree of any federal, Texas or Louisiana state court or governmental authority or regulatory body having jurisdiction over the Company or any of its material properties, or (b) a breach or default of any material agreement, contract or instrument known to us to which the Company is a party or by which it is bound. For purposes of the foregoing, we have assumed that the only material agreements, contracts or instruments to which the Company is a party or by which it is bound are those listed as exhibits to the Company's most recent Annual Report on Form 10-KSB, any quarterly report on Form 10-QSB filed since such annual report and any current report on Form 8-K filed since such annual report.

5. The Purchased Shares have been duly authorized and issued, and constitute fully paid and non-assessable shares of Common Stock of the Company, and to our knowledge, are free of pre-emptive rights. The Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance and, upon the exercise of the Warrants and delivery of the Warrant Shares in accordance with the terms of the Warrants, without regard to the anti-dilution provisions of the Warrants, and assuming any additional Warrant Shares which are issuable based on such anti-dilution provisions have been duly reserved for issuance by the Company, the Warrant Shares will be validly issued, fully paid and non-assessable and, to our knowledge, will be free of preemptive rights.

6. No consent, approval, authorization or other action by any federal or Texas state governmental authority that we, based on our experience, recognize as applicable to the Company in a transaction of the type contemplated by the Transaction Documents is required for the due execution, delivery and consummation by the Company of the Transaction Documents, except (i) as would not reasonably be expected to have a Material Adverse Effect, (ii) as would not adversely affect the rights and remedies of holders of the Purchased Shares, or
(iii) for the filings and other actions required pursuant to federal and state securities or blue sky laws, as to which we express no opinion other than as set forth in paragraph 7.

7. Assuming (i) the accuracy of the representations and warranties of the Company and each of the Purchasers set forth in the Securities Purchase Agreement, (ii) the due performance by the Company and each of the Purchasers of the covenants and agreements set forth in the Securities Purchase Agreement, and
(iii) compliance by each of the Purchasers with the offering and transfer procedures described in the Confidential Private Placement Memorandum, based on current published interpretations by the staff of the SEC, the offer, issuance, sale and delivery of the Purchased Shares and Warrants by the Company to the Purchasers under the circumstances contemplated by the Securities Purchase Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act.















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                                    Exhibit F

                                  PRESS RELEASE